SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 15, 2003

Legato Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26130	94-3077394

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 West El Camino Real, Mountain View, California	94040

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 210-7000

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5    OTHER EVENTS

On July 15, 2003, Legato Systems, Inc. announced it had been served with two lawsuits filed against the Company and its board of directors in connection with the recently-announced agreement that EMC Corporation would acquire Legato. A copy of the press release issued by Legato Systems, Inc. on July 15, 2003 concerning the lawsuits is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

(c)    Exhibits.    The following documents are filed as exhibits to this report:

99.1    Press Release dated July 15, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legato Systems, Inc.

Date: July 15, 2003	/S/ ANDREW J. BROWN

Andrew J. Brown Chief Financial Officer

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Exhibit Index

Exhibit

99.1	Press Release dated July 15, 2003.